Exhibit 23.8

CONSENT OF CHRISTOPHER J. HAMEL

I consent to the use of my name, or any quotation from, or summarization of the technical report summary entitled “2022 Technical Report on the Shea Creek Project, Saskatchewan” dated December 30, 2022; and the technical report summary entitled “2024 Technical Report on the Horseshoe-Raven Project, Saskatchewan” dated March 1, 2024, prepared by me, included or incorporated by reference in:

(i)

the Annual Report on Form 10-K for the period ended July 31, 2024 (the “Form 10-K”) of Uranium Energy Corp. (the “Company”) being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto;

(ii)	the Company’s Form S-3 Registration Statements (File Nos. 333-220404, 333-267992 and 333-268417), and any amendments or supplements thereto; and

(iii)

the Company’s Form S-8 Registration Statements (File Nos. 333-147626, 333-162264, 333-172092, 333-192462, 333-201423, 333-213500, 333-227023, 333-233736, 333-249679, 333-262197, 333-273321 and 333-280795); and any amendments or supplements thereto.

I further consent to the filing of the technical report summaries as exhibits to the Form 10-K.

/s/ Christopher J. Hamel
Christopher J. Hamel, P.Geo., APEGS Registered Member

Date: September 26, 2024.